UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported): September 26, 2018

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana    001-34279    72-1147390
(State of incorporation)    (Commission File Number)    (IRS Employer Identification No.)

16225 Park Ten Place, Suite 300, Houston, Texas    77084
(Address of principal executive offices)    (Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2018, Gulf Marine Fabricators, L.P. (the Seller), a wholly-owned subsidiary of Gulf Island Fabrication, Inc. (the Company), entered into an agreement of sale (the Agreement) with Berry Contracting, L.P. (Berry) to sell the Company's fabrication yard located in Aransas Pass, Texas (the North Yard Property). Under the Agreement, Berry has agreed to purchase the North Yard Property along with certain equipment (excluding all crawler cranes) located on the North Yard Property for $28 million on or before November 15, 2018. The terms of the Agreement are subject to normal and customary conditions, including Berry’s right to conduct inspections of the North Yard Property related to confirmation of title, surveys, environmental conditions, easements and access rights, and certain third party consents. Under the terms of the Agreement, Berry provided the Company with a $500,000 deposit, which is refundable under certain circumstances.

The foregoing is only a summary of certain provisions of the Agreement and is qualified in its entirety by the full text of the Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018. In connection with entry into the Agreement the Company issued a press release on September 27, 2018, which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated September 27, 2018 announcing entry into agreement to sell north yard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche President and Chief Executive Officer and Director

Dated: September 27, 2018

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